EXHIBIT 99.2

              Certification by the Audit Committee of Crested Corp.
                  To the Board of Directors of the Corporation


     The Board of Directors formed an Audit Committee and adopted a committee charter at its meeting on May 30, 2000.

     The committee reviewed the annual audit and report for fiscal 2002 prior to its issuance and prior to its inclusion in the Form 10-K filed with the SEC. In addition, the committee has met with senior management to discuss, understand and oversee the fiscal matters of the corporation.

     Members of the committee have discussed various accounting matters with the independent accounting firm who conducted the 2002 audit and did a review of the fourth quarter 2002 quarterly report. The committee recommends to the Board of Directors that the present auditing firm is qualified to continue to do the audit work and that they be selected to perform the annual audit for the year ending May 31, 2003. The audit firm confirms that they believe they are independent as to the corporation in regards the definition of independence of the Securities Act and Securities and Exchange Commission.

     The members of the committee hereby certify that:

     1) they have met with management and the outside audit firm to discuss the financial statement reporting process, the internal accounting control systems and the quality and independence of the audit work.

     2) they have reviewed the corporation's annual audited financial statements for 2002 and recommend that the report be included in the proxy statement to be mailed to the shareholders of record for the annual meeting in December 2002.

     3) they recommend to the Board of Directors that the present auditing firm be retained as outside accountants to review the quarterly financial statements and perform the annual audit for fiscal 2003.

            /s/  John L. Larsen               /s/  Kathleen R. Martin
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         independent member                 independent member

            /s/  Michael D. Zwickl
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         independent member